Exhibit 99.2

News Release

Duke Energy Media contact: Catherine Butler

24-Hour: 800.559.3853

Duke Energy Analyst contact: Jack Sullivan

980.373.3564

GIC Media contact: Katy Conrad

212.856.2407

Jan. 28, 2021

Duke Energy partners with GIC to secure minority investment in Duke Energy Indiana, increases long-term EPS growth rate

▪	GIC to acquire 19.9 percent minority interest in Duke Energy Indiana for total of $2.05 billion; Duke Energy to remain majority owner and sole operator of DEI

▪	Company announces 2021 adjusted EPS guidance range of $5.00 to $5.30

▪	Attractive valuation and efficient form of financing supports increased long-term adjusted EPS growth rate of 5 to 7% through 2025, based off midpoint of 2021 range

▪	Innovative two-stage closing replaces planned common equity in five-year plan and funds increased $58 to $60 billion capital plan

CHARLOTTE, N.C. – Duke Energy (NYSE: DUK), alongside GIC, today announced that it has entered into a definitive agreement for an acquisition of a 19.9 percent interest in Duke Energy Indiana (DEI), a subsidiary of Duke Energy, by an affiliate of GIC Private Limited, Singapore's sovereign wealth fund and an experienced investor in U.S. infrastructure.

Duke Energy today also announced its 2021 adjusted earnings per share (EPS) guidance range of $5.00 to $5.30. The transaction with GIC bolsters the company’s growth potential and supports its increased long-term adjusted EPS growth rate of 5 to 7% through 2025, based off of a 2021 adjusted EPS midpoint of $5.15. This is up from the previously stated 4 to 6% rate.

Under the terms of the agreement, GIC will acquire a 19.9 percent indirect minority interest in Duke Energy Indiana for a total purchase price of $2.05 billion, a significant premium to Duke Energy's current public equity valuation.

Proceeds from the transaction will fund Duke Energy’s increased $58 to $60 billion capital plan – a five-year plan that will accelerate its clean energy transition – and redeploy capital to support increased growth investments within its portfolio of regulated utilities. With this source of capital and increased financial strength, Duke Energy will continue providing reliable service and investing in important energy infrastructure while maintaining affordable rates for customers.

Duke Energy Corporation | P.O. Box 1009 | Charlotte, NC 28201-1009 | www.duke-energy.com

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Given the innovative transaction structure, Duke Energy will receive proceeds in two, separate phases to efficiently align with the company’s capital needs. The transaction allows Duke Energy to forego its previously announced plan to raise $1 billion of common equity.

Duke Energy will continue to operate DEI with its best-in-class workforce and will remain the majority owner, with an 80.1 percent stake in the business.

“We are pleased to have GIC as a long-term investor in DEI,” said Lynn Good, Duke Energy’s chair, president and chief executive officer. “This agreement with GIC allows Duke Energy to not only partner with a highly respected global investor, it also strengthens our confidence as we increase our long-term adjusted EPS growth rate to 5 to 7 percent. With this agreement, Duke Energy is well positioned to effectively finance our robust investment plan in a clean energy future and continue delivering sustainable value to our investors.”

“Our agreement with GIC highlights the value and growth potential of DEI and recognizes the continued hard work and commitment of our people,” said Stan Pinegar, DEI state president. “Delivering safe and reliable service to our customers and serving our communities remains our top priority.”

Ang Eng Seng, GIC’s Chief Investment Officer of Infrastructure, said, “As a long-term investor, GIC strongly believes that companies focused on meaningful sustainability practices will create better risk-adjusted returns over the long term. Duke Energy’s proven management team and clear commitment to a clean energy transition make this an attractive partnership opportunity for GIC. This capital will help create long-term value by directly supporting Duke Energy’s ability to capitalize on their stated ESG and decarbonization goals. We look forward to a successful transaction and long-term investment.”

Transaction structure

The $2.05 billion in proceeds will be received in a staggered, two-phase closing, structured in evenly split payments. The first closing is expected to occur in the second quarter of 2021. Under the terms of the agreement, Duke Energy has the discretion to determine the timing of the second closing, but it will occur no later than January 2023.

GIC will invest in a newly formed intermediate holding company of which DEI will be a wholly owned subsidiary. GIC will receive certain limited rights commensurate with the minority stake.

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The transaction is subject to customary closing conditions, including approval from the Federal Energy Regulatory Commission (FERC) and completion of review by the Committee on Foreign Investment in the United States (CFIUS).

J.P. Morgan Securities LLC served as Duke Energy's lead financial advisor, and Centerview Partners also served as a financial advisor. Skadden, Arps, Slate, Meagher & Flom LLP served as Duke Energy’s legal advisor.

Barclays served as GIC’s exclusive financial advisor. Sidley Austin LLP served as GIC’s lead legal advisor alongside Steptoe & Johnson LLP and Ice Miller LLP.

Duke Energy

Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of the largest energy holding companies in the U.S. It employs 29,000 people and has an electric generating capacity of 51,000 megawatts through its regulated utilities and 2,300 megawatts through its nonregulated Duke Energy Renewables unit.

Duke Energy is transforming its customers’ experience, modernizing the energy grid, generating cleaner energy and expanding natural gas infrastructure to create a smarter energy future for the people and communities it serves. The Electric Utilities and Infrastructure unit’s regulated utilities serve 7.8 million retail electric customers in six states: North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. The Gas Utilities and Infrastructure unit distributes natural gas to 1.6 million customers in five states: North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The Duke Energy Renewables unit operates wind and solar generation facilities across the U.S., as well as energy storage and microgrid projects.

Duke Energy was named to Fortune’s 2020 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information about the company is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

About GIC

GIC is a leading global investment firm established in 1981 to manage Singapore’s foreign reserves. As a disciplined long-term value investor, GIC is uniquely positioned for investments across a wide range of asset classes, including equities, fixed income, private equity, real estate and infrastructure. GIC invests through funds and directly in companies, partnering with its fund managers and management teams to help world-class businesses achieve their objectives. GIC has investments in over 40 countries and has been investing in emerging markets for more than two decades. Headquartered in Singapore, GIC employs over 1,700 people across 10 offices in key financial cities worldwide. For more information about GIC, please visit www.gic.com.sg.

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Non-GAAP Reconciliation

Duke Energy Corporation’s (Duke Energy) materials for the GIC Investment in Duke Energy Indiana include a reference to the forecasted 2021 adjusted EPS guidance range of $5.00 to $5.30 per share, with a midpoint of approximately $5.15 per share. The materials also reference the long-term range of annual growth of 5% - 7% off the midpoint of the 2021 adjusted EPS guidance range, revised up from 4% - 6%. The forecasted adjusted EPS is a non-GAAP financial measure as it represents basic EPS available to Duke Energy Corporation common stockholders, adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance.

Management believes the presentation of adjusted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses this non-GAAP financial measure for planning and forecasting and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted EPS is reported basic EPS available to Duke Energy Corporation common stockholders. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.

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Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see our 2019 Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and available at the SEC’s website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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